Exhibit 3.199

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.)          The jurisdiction where the Corporation first formed is Delaware.

2.)          The jurisdiction immediately prior to filing this Certificate is Delaware.

3.)          The date the corporation first formed is 04/28/1999.

4.)          The name of the Corporation immediately prior to filing this Certificate is LifePoint Hospitals Holdings, Inc..

5.)          The name of the Limited Liability Company as set forth in the Certificate of Formation is LifePoint Hospitals Holdings, LLC.

6.)          The Certificate of Conversion shall be effective on December 31, 2015 at 11:59 p.m.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of December , A.D.2015.

By:	/s/ Kathy Teague
Authorized Person

Name:	Kathy Teague, Assistant Secretary
Print or Type

CERTIFICATE OF FORMATION

OF

LIFEPOINT HOSPITALS HOLDINGS, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is LifePoint Hospitals Holdings, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective on December 31, 2015 at 11:59 p.m.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 29th day of December, 2015.

/s/ Kathy Teague
Kathy Teague
Authorized Person